UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 15, 2007

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, DFW Airport, Texas 75261

(Address of principal executive offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 9, 2007, the board of directors (the “Board”) of Idearc Inc. (the “Company”) established target incentive compensation plan award percentages for the Company’s named executive officers who are not covered by an employment agreement (the “Applicable NEOs”). On February 15, 2007 (the “Grant Date”), the Board approved the terms and conditions of the Company’s 2007 short- and long-term incentive plans.

2007 Short-Term Incentive Plan

Awards under the Company’s 2007 short-term incentive plan (the “STI”) will be measured by attainment of performance targets related to print published revenue, internet revenue and operating income before interest, taxes, depreciation and amortization (OIBITDA) during the period beginning January 1, 2007 and ending December 31, 2007. STI awards, if achieved, will be paid in cash during the first quarter of 2008.

Achievement of 100% of the STI performance targets would result in payment of a target STI award based on a percentage of the Applicable NEO’s base salary (the “Target STI Award”). Achievement of the minimum threshold for payment under the STI would result in a payment equal to 25% of the Target STI Award. The maximum payout under the STI would result in a payment equal to 200% of the Target STI Award.

Individual STI awards will be calculated by multiplying the Applicable NEO’s base salary by a percentage that is determined based on attainment of the STI performance targets. The table below sets forth the Target STI Award for each of the Applicable NEOs.

Name and Title	Base Salary	Target STI Percentage (% of Base Salary)	Target STI Award
Andrew Coticchio Executive Vice President, Chief Financial Officer and Treasurer	$425,000	80%	$340,000

Frank P. Gatto President – Northeast	$307,400	80%	$245,920

Michael D. Pawlowski Senior Vice President and Chief Marketing Officer	$301,000	65%	$195,650

W. Scott Hanle President – West	$303,900	80%	$243,120

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2007 Long-Term Incentive Plan

Awards under the Company’s long-term incentive plan (the “LTI”) will be measured by the Company’s total shareholder return, or TSR, relative to the TSR of a market benchmark over a 3-year measurement period beginning on January 1, 2007 and ending on December 31, 2009 (the “LTI Measurement Period”).

Achievement of 100% of the LTI performance target would result in payment of a target LTI award based on the closing price of the Company’s stock on the last trading day in the LTI Measurement Period and the number of performance units granted to the Applicable NEO on the Grant Date (the “Target LTI Award”). Achievement of the minimum threshold for payment under the LTI would result in a payment equal to 25% of the Target LTI Award. The maximum payout under the LTI would result in a payment equal to 150% of the Target LTI Award.

On the Grant Date, each Applicable NEO was granted a number of performance units determined by (i) multiplying the Applicable NEO’s base salary by a target LTI percentage, and (ii) dividing the product thereof by $34.75, which was the closing price of the Company’s common stock on the Grant Date. The performance units will be settled in cash at the end of the LTI Measurement Period.

The table below sets forth the Target LTI Award for each of the Applicable NEOs and number of performance units awarded on the Grant Date.

Name	Base Salary	Target LTI Percentage (% of Base Salary)	Number of Performance Units Granted
Mr. Coticchio	$425,000	175%	21,403
Mr. Gatto	$307,400	175%	15,481
Mr. Pawlowski	$301,000	135%	11,694
Mr. Hanle	$303,900	175%	15,304

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ William G. Mundy
Name:	William G. Mundy
Title:	Executive Vice President, General Counsel and Secretary

Date: February 22, 2007

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